Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

SKYX Platforms Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1 – Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Common Stock, no par value per share	Other(2)	3,465,000	(1)	$1.29	(2)	$4,469,850.00	$153.10 per $1,000,000	$684.33
	Total Offering Amounts							$4,469,850.00		$684.33
	Total Fees Previously Paid									—
	Total Fee Offsets									—
	Net Fee Due									$684.33

(1)	Represents the common shares, no par value per share (“common stock”), of SKYX Platforms Corp. (the “Company”) to be offered for resale by the selling securityholders named in this Registration Statement. Consists of up to 3,465,000 shares of common stock, including up to 256,662 shares that may be issuable as a result of accrued and unpaid dividends, that may be issued upon conversion of 154,000 outstanding shares of Series A-1 Preferred Stock, no par value per share, which have an original issue price of $25.00 per share and are convertible into shares of common stock at a minimum conversion price of $1.20 per share of common stock.

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers (i) such additional number of shares of common stock issuable upon stock splits, stock dividends, reclassifications, recapitalizations, combinations or similar events or (ii) such reduced number of shares of common stock in respect of any reverse stock splits, stock dividends, reclassifications, recapitalizations, combinations or similar events, in each case with respect to the shares of common stock being registered pursuant to this Registration Statement.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Securities Act Rule 457(c) and calculated based upon the average of the high and low prices of the Company’s common stock on The Nasdaq Stock Market LLC on June 2, 2025, which date is within five business days prior to the filing of this Registration Statement.